SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

     Date of report (Date of earliest event reported): May 15, 2002

                     ARDENT COMMUNICATIONS, INC.
       ------------------------------------------------------
       (Exact Name of Registrant as Specified in Its Charter)

                             Delaware
           ----------------------------------------------
           (State or Other Jurisdiction of Incorporation)


       000-26103                                         52-2066769
  ---------------------                     --------------------------------
(Commission File Number)                  (I.R.S. Employer Identification
No.)


                    6861 Elm Street, Third Floor
            McLean, Virginia                              22101
----------------------------------------                ----------
(Address of Principal Executive Offices)                (Zip Code)


                                (703) 276-4200
             ----------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)

ITEM 5.  OTHER EVENTS

     On May 15, 2002, Ardent Communications, Inc. and its wholly owned subsidiary Ardent, Inc. (together, the "Company") entered into an Amended and Restated Asset Purchase Agreement (the "Agreement") providing for the sale of certain assets pertaining to the Company's broadband Internet access solutions and web services business to Beyond the Network, Inc. (the "Buyer"). The sale of the subject assets was approved by an order entered on May 17, 2002 by the United States Bankruptcy Court for the District of Columbia, which currently has jurisdiction over the voluntary Chapter 11 case commenced by the Company on October 10, 2001. Pursuant to the Agreement, the Buyer will pay total cash consideration to the Company of approximately $2,800,000 on or before May 28, 2002. The closing of the sale transaction will occur no later than seventy-five (75) days after May 17, 2002, the date of entry of the sale order.

     The foregoing description of the asset sale transaction is qualified in its entirety by reference to the Agreement, a copy of which is attached as
Exhibit 2.1 and by this reference made a part hereof.


ITEM 7. FINANCIAL STATEMENTS; PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)    Exhibits

            2.1 Asset Purchase Agreement dated as of May 15, 2002 by and between Ardent Communications, Inc., Ardent, Inc. and Beyond the Network, Inc.

           99.1   Press Release dated May 17, 2002.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   Ardent Communications ,Inc.


Date: May 21, 2002                 By:  /s/ Ulysses G. Auger II
                                   -----------------------------
                                   Ulysses G. Auger II
                                   Chief Executive Officer